Exhibit 23.2: Consent of Bedford Curry & Co., Chartered Accountants



                         CONSENT OF INDEPENDENT AUDITOR



We consent to the incorporation by reference in the Annual Report (Form 10-KSB) of Voice Mobility International, Inc. for the year ended December 31, 2000 of our report dated March 29, 1999, with respect to the consolidated financial statements of Voice Mobility International, Inc. for the year ended December 31, 1998.




Vancouver, British Columbia                      /s/ BEDFORD CURRY & CO.
April 10, 2001                                           Chartered Accountants